Exhibit (e)(2)
EXHIBIT A
     THIS REVISED EXHIBIT A, dated as of March 30, 2010, is Exhibit A to that certain Underwriting Services Agreement dated as of December 4, 2006 between PFPC Distributors, Inc. and Highland Funds I. This Exhibit A is revised for the addition of Highland All Cap Equity Value Fund and shall supersede all previous forms of this Exhibit A.
PORTFOLIOS
HIGHLAND LONG/SHORT EQUITY FUND
HIGHLAND HEALTHCARE FUND
HIGHLAND ALL CAP EQUITY VALUE FUND

PFPC DISTRIBUTORS, INC.

By:

Name:

Title:

Agreed:

HIGHLAND FUNDS I

By:

Name:

Title: